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Exhibit 99.1

[LETTERHEAD OF GREENHILL & CO., LLC]

Board of Directors
QLT Inc.
887 Great Northern Way, Suite 250
Vancouver, British Columbia
V5T 4T5 Canada

The Board of Directors:

        We hereby consent to the inclusion of our opinion letter, dated June 13, 2016, to the Board of Directors of QLT Inc. ("QLT") as Annex B to, and reference to such opinion letter under the headings "SUMMARY—QLT's Financial Advisor" and "THE MERGER—Opinion of QLT's Financial Advisor" in, the joint proxy statement/prospectus relating to the proposed transaction involving QLT and Aegerion Pharmaceuticals, Inc. ("Aegerion"), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of QLT (the "Registration Statement"). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, GREENHILL & CO., LLC

August 8, 2016

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  Exhibit 99.1